AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

     Pursuant to the Participation Agreement, made and entered into as of the 2nd day of July 1996, and as amended on May 1, 1997 and June 5, 1998, by and among MFS(R) Variable Insurance Trust(SM), Pruco Life Insurance Company, and Massachusetts Financial Services Company, the parties hereby agree to an amended Schedule A as attached hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on August 15, 1999.

                                          PRUCO LIFE INSURANCE COMPANY
                                          By its authorized officer,

                                          By: /s/ Joel Kesner
                                              ----------------------------------

                                          Title: Vice President

                                          Date: August 27, 1999


                                          MFS(R) VARIABLE INSURANCE TRUST(SM)

                                          By its authorized officer,

                                          By: /s/
                                              ----------------------------------
                                              James R. Bordewick, Jr.
                                              Assistant Secretary

                                          Date:


                                          MASSACHUSETTS FINANCIAL SERVICES
                                          COMPANY

                                          By its authorized officer,

                                          By: /s/
                                              ----------------------------------
                                              Jeffrey L. Shames
                                              Chairman & Chief Executive Officer

                                          Date: 8/24/99

                                                           As of August 15, 1999

                                   SCHEDULE A

                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT



         NAME OF SEPARATE                            POLICIES FUNDED                             PORTFOLIOS
         ACCOUNT AND DATE                          BY SEPARATE ACCOUNT                    APPLICABLE TO POLICIES
   ESTABLISHED BY BOARD OF DIRECTORS

  The Pruco Life Flexible Premium              Discovery Select Annuity Contract          MFS Emerging Growth Series
  Variable Annuity Account                                                                MFS Research Series
  (Est. 6/16/95)

  The Pruco Life Flexible Premium              Discovery Choice Annuity Contract          MFS Emerging Growth Series
  Variable Annuity Account                                                                MFS Research Series
  (Est. 6/16/95)

  Pruco Life Variable                          Variable Universal                         MFS Emerging Growth Series
  Appreciable Account                          Life Insurance                             MFS Research Series
  (Est. 1/13/84)                               Policy

  Pruco Life Variable                          Pruselect I Variable                       MFS Emerging Growth Series
  Universal Account                            Universal Life Policy                      MFS Research Series
  (Est. 4/17/89)

  Pruco Life Variable                          Pruselect II Variable                      MFS Emerging Growth Series
  Universal Account                            Universal Life Policy                      MFS Research Series
  (Est. 4/17/89)

  Pruco Life Variable                          Pruselect III Variable                     MFS Emerging Growth Series
  Universal Account                            Universal Life Policy                      MFS Research Series
  (Est. 4/17/89)